UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

DenizBank Credit Facility and Term Loan.  On August 23, 2016, the Turkish branch of TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), entered into a general credit agreement (the “Credit Agreement”) with DenizBank, A.S. (the “Lender”).  The Credit Agreement is a master agreement pursuant to which the Lender may make loans to TEMI from time to time pursuant to additional loan agreements.

On August 31, 2016, the Lender entered into a $30.0 million term loan (the “Term Loan”) with TEMI under the Credit Agreement.  TEMI is a wholly owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”).  In addition, the Company and the Lender have entered into additional agreements with respect to up to $20.0 million of non-cash facilities, including guarantee letters and treasury instruments for future hedging transactions.

On September 7, 2016, TEMI used approximately $22.9 million of the proceeds from the Term Loan to repay in full (including accrued interest) the Company’s senior credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA (“BNP”) and the International Finance Corporation, which was terminated upon repayment.  In connection with the repayment of the Senior Credit Facility, on September 6, 2016, the Company unwound a portion of its oil hedges with BNP, receiving proceeds of $1.4 million. The Company is required to unwind its remaining hedges with BNP by September 14, 2016.  Going forward, the Company may enter into new hedging positions with the Lender and other permitted counterparties.  Upon termination of the Senior Credit Facility, the lenders under the Senior Credit Facility released approximately $8.5 million of restricted cash from the Company’s collection accounts in Turkey. The Company will use the remaining proceeds from the Term Loan, the released restricted cash and proceeds from the unwind of oil hedges for general corporate purposes.

The Term Loan bears interest at a fixed rate of 5.25% (plus 0.2625% for Banking and Insurance Transactions Tax per the Turkish government) per annum and is payable in six monthly installments of $1.25 million each through February 2017 and thereafter in twelve monthly installments of $1.88 million each through February 2018.  The Term Loan matures in February 2018.  Amounts repaid under the Term Loan may not be re-borrowed, and early repayments under the Term Loan are subject to early repayment fees.

The Term Loan is guaranteed by DMLP, Ltd. (“DMLP”), TransAtlantic Turkey, Ltd. (“TransAtlantic Turkey”), Talon Exploration, Ltd. (“Talon Exploration”) and TransAtlantic Worldwide, Ltd. (collectively, the “Guarantors”).  Each of the Guarantors is a wholly owned subsidiary of the Company.

The Term Loan contains standard prohibitions on the activities of TEMI as the borrower, including prohibitions on granting of liens on its assets, incurring additional debt, dissolving, liquidating, merging, consolidating, paying dividends, making certain investments, selling assets or transferring revenue, and other similar matters.  In addition, the Term Loan prohibits Amity Oil International Pty Ltd, (“Amity”) and Petrogas Petrol Gaz ve Petrokimya Urunleri Insaat Sanayi ve Ticaret A.S. (“Petrogas”) from incurring additional debt.  An event of default under the Term Loan includes, among other events, failure to pay principal or interest when due, breach of certain covenants, representations, warranties and obligations, bankruptcy or insolvency and the occurrence of a material adverse effect.

The Term Loan will be secured by a pledge of (i) the stock of TEMI, DMLP, TransAtlantic Turkey and Talon Exploration, (ii) substantially all of the assets of TEMI, (iii) certain real estate owned by Petrogas, (iv) the Gundem real estate and Muratli real estate owned by Gundem Turizm Yatirim ve Isletmeleri A.S. (“Gundem”) and (v) the Diyarbakir real estate owned 80% by N. Malone Mitchell 3rd and

20% Selami Erdem Uras.  In addition, TEMI will assign its Turkish collection accounts and its receivables from the sale of oil to the Lender as additional security for the Term Loan.  Gundem is beneficially owned by Mr. Mitchell, his children, and Mr. Uras.  Mr. Mitchell is our Chief Executive Officer and Chairman of the Board.  Mr. Uras is our Vice President, Turkey.  The Company is working with the Lender to enter into certain pledges and assignment agreements with the shareholders of Gundem, Mr. Mitchell and Mr. Uras.

The Term Loan does not require the Company to hedge the price of its anticipated oil production volumes in Turkey.

Pledge Fee Agreements.  In connection with the pledge of the Gundem real estate and Muratli real estate to the Lender as collateral for the Term Loan, on August 31, 2016, the Company entered into a pledge fee agreement with Gundem (the “Gundem Fee Agreement”) pursuant to which the Company will pay Gundem a fee equal to 5% per annum of the collateral value of the Gundem real estate and Muratli equipment yard.  Pursuant to the Gundem Fee Agreement, the Gundem real estate has a deemed collateral value of $10.0 million and the Muratli real estate has a deemed collateral value of $5.0 million.

In connection with the pledge of the Diyarbakir real estate to the Lender as collateral for the Term Loan, on August 31, 2016, the Company entered into a pledge fee agreement with Messrs. Mitchell and Uras (the “Diyarbakir Fee Agreement”) pursuant to which the Company will pay Messrs. Mitchell and Uras a fee of 5% per annum of the collateral value of the Diyarbakir real estate.  Pursuant to the Diyarbakir Fee Agreement, the Diyarbakir real estate has a deemed collateral value of $5.0 million.

In order to minimize cash expenses to the Company, Mr. Mitchell has agreed that amounts payable to Mr. Mitchell under the Gundem Fee Agreement and the Diyarbakir Fee Agreement will be used to reduce the outstanding principal amount of that certain Amended and Restated Promissory Note (the “Dalea Note”) made by Dalea Partners, LP (“Dalea”) in favor of the Company.

ANBE Note Extension.  On August 31, 2016, the Company entered into an extension of convertible promissory note (the “Extension”) with ANBE Holdings, L.P. (“ANBE”), an entity owned by the children of Mr. Mitchell and controlled by an entity managed by Mr. Mitchell and his wife. The Company and ANBE are parties to a $5.0 million draw down convertible promissory note (as amended to date, the “Note”) that was due and payable on August 31, 2016.  The Extension extended the maturity date of the Note from August 31, 2016 to October 31, 2016. As of August 31, 2016, the Company had borrowed $3.6 million under the Note.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report under the heading DenizBank Credit Facility and Term Loan regarding the early termination of the Senior Credit Facility is incorporated herein by reference.  The Company did not incur any early termination penalties upon the repayment and termination of the Senior Credit Facility.  The Company and its affiliates did not have any material relationship with the lenders under the Senior Credit Facility.  For more information regarding the Senior Credit Facility, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Outstanding Debt.”

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report under the heading DenizBank Credit Facility and Term Loan is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On September 1, 2016, the Company completed a joint venture transaction with respect to the assets in the Delvina gas field in Albania (the “Delvina Assets”). The Company transferred (the “Transfer”) 75% of the outstanding shares of Delvina Gas Company Ltd. (“DelvinaCo”), which owns the Delvina Assets, to Ionian Gas Company Ltd. (“Ionian”) in exchange for Ionian’s agreement to pay $12.0 million, which will be used primarily to repay debt and for general corporate purposes with respect to the Delvina Assets. These payments will be made each quarter over an 18-month period, with the first payment of $1.0 million due on September 15, 2016.

After the Transfer, the Company retained a 25% equity interest in DelvinaCo and has agreed to pay 25% of the operating costs of DelvinaCo, subject to a three-year deferral of capital expenditures. For the next three years, Ionian will be responsible for all agreed upon capital expenditures with respect to the Delvina Assets. At the end of the three-year period, the Company will be required to either reimburse Ionian for its 25% share of such capital expenditures or face dilution in its ownership of DelvinaCo.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Extension of Convertible Promissory Note, dated August 31, 2016, by and between ANBE Holdings, L.P. and TransAtlantic Petroleum Ltd.
99.1	Press release, dated September 7, 2016, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 7, 2016

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad D. Burkhardt
Chad D. Burkhardt
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Extension of Convertible Promissory Note, dated August 31, 2016, by and between ANBE Holdings, L.P. and TransAtlantic Petroleum Ltd.
99.1	Press release, dated September 7, 2016, issued by TransAtlantic Petroleum Ltd.